Exhibit 99.1

Press Release

Clean Harbors Reports Third-Quarter 2015 Financial Results

•            Announces Revenues of $893.4 Million and EPS of $0.69

•            Achieves 8% Increase in Adjusted EBITDA to a Record $165.6 Million on Strong Emergency Response Contribution

•            Posts Adjusted EBITDA Margin of 18.5%

•            Reduces 2015 Adjusted EBITDA Guidance Due to Ongoing Headwinds

•            Initiates $100 Million Cost Reduction Program for 2016 to Align With Market Conditions

Norwell, Mass. — November 4, 2015 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for its fiscal third quarter ended September 30, 2015.

“Based on extensive emergency response activity and strong contributions from several businesses, Clean Harbors delivered the highest quarterly Adjusted EBITDA in our history,” said Alan S. McKim, Chairman and Chief Executive Officer. “Our third-quarter results, which were in line with our previously announced guidance, were achieved despite considerable headwinds. These include weakness in the energy sector, declines in base oil pricing and the effects of a strong U.S. dollar on some domestic customers who rely on exporting, as well as its impact on foreign currency translation.”

Revenues for the third quarter of 2015 were $893.4 million, up 5% from $851.5 million in the same period in 2014.  Income from operations was $94.0 million in the third quarter of 2015, compared with a loss from operations for the third quarter of 2014 of $42.7 million, which included a non-cash, pre-tax goodwill impairment charge of $123.4 million.  Excluding the impairment charge, the Company reported adjusted income from operations for the third quarter of 2014 of $80.7 million.

Third-quarter 2015 net income was $40.2 million, or $0.69 per diluted share, which includes $2.3 million of pre-tax integration and severance costs. This compares with a third-quarter 2014 net loss of $93.3 million, or $1.55 per share, which included the $123.4 million non-cash, pre-tax impairment charge, as well as $1.8 million of pre-tax integration and severance costs.  Excluding the impairment charge, the Company reported adjusted net income for the third quarter of 2014 of $27.4 million, or $0.45 per diluted share.

Adjusted EBITDA (see description below) in the third quarter of 2015 increased 8% to a record $165.6 million from $153.4 million in the same period of 2014.  Adjusted EBITDA margin rose 50 basis points to 18.5%, compared with 18.0% in the third quarter of 2014.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2015 Financial Results

Comments on the Third Quarter

“We generated nearly $145 million in emergency response work during the third quarter,” McKim said. “This sizeable emergency response revenue produced substantial growth in our Industrial and Field Services segment, which also benefited from an increase in turnaround activity at U.S. refineries.  SK Environmental Services again contributed to our growth in profitability, posting a 30% increase that reflected volume gains, as well as the addition of Thermo Fluids (TFI).  The growth in these segments more than offset the year-over-year decreases we experienced in our other businesses.

“Technical Services declined in both revenue and profitability from a year ago due to a reduction in oil and gas production waste streams, waste project deferrals, reduction in pricing of our recycled products and lower volumes from some key verticals, including Chemicals.  Landfill volumes were down 28% year-over-year.  However, increases in our drum volume and in some of our bulk business enabled us to achieve incineration utilization of 92% in the quarter compared to 90% a year ago.  Profitability in our recently rebranded Kleen Performance Products segment — formerly Oil Re-refining and Recycling — was down as multiple declines in base oil pricing compressed margins.  As expected, profitability in our Oil and Gas Field Services and Lodging Services segments fell as a result of the continued weakness in the energy market, particularly in the Oil Sands region.”

Business Outlook and Financial Guidance

“The external challenges we are facing this year may be with us for some time,” McKim said.  “As a result, we are taking aggressive action to reduce our operating expenses and realign our cost structure to succeed in an environment that has been materially changed by the low price of crude oil and resulting slowdown, particularly in Western Canada.  While we are not providing specific 2016 guidance at this time, as we enter our budgeting process, our goal will be to meet or exceed this year’s Adjusted EBITDA results in 2016.  In conjunction with that goal, we are setting a target of $100 million in cost takeouts that will be achieved over the course of the next year through reduced G&A spending, office and real estate consolidation, and gains in operational efficiencies.  We will carefully manage down costs throughout our organization. At the same time, we will continue to seek opportunities for profitable growth through strategic investments and selective acquisitions.

“For the fourth quarter of 2015, we expect ongoing market headwinds to continue, offsetting the progress we are achieving in several segments,” McKim said. “During the fourth quarter, we anticipate profitable year-over-year growth in SK Environmental Services, Kleen Performance Products and Industrial and Field Services.  Kleen Performance Products, in particular, will benefit from our ongoing efforts to lower our transportation costs and from the full quarter effect of the Charge-for-Oil (CFO) initiative we launched in

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2015 Financial Results

September.  Our CFO program should help mitigate the significant decline in base oil pricing as we seek to manage the spread in our re-refining business.

“The weakness in our Chemical and Industrial verticals will continue to present a near-term challenge for Technical Services, which is still recovering from the effects of the reduced activity in the energy market, a declining commodities environment and unfavorable currency translation. Oil and Gas Field Services and Lodging Services should see a seasonal uptick in profitability in the fourth quarter as the winter drilling programs get underway in Western Canada.  Given the current state of oil and gas production, however, that increase will likely be somewhat muted, compared with prior years.  Our plan to carve out Oil and Gas Field Services and Lodging Services as a standalone public entity remains on track, but completion of that IPO during 2016 remains dependent on market conditions and Board approval,” McKim concluded.

Based on its year-to-date performance and current market conditions, Clean Harbors is revising its 2015 Adjusted EBITDA guidance range.  The Company now expects Adjusted EBITDA in the range of $507 million to $514 million, compared with its previous guidance of $530 million to $570 million.  A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance is included below.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP).  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and nine months ended September 30, 2015 and 2014 (in thousands):

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Net income (loss)	$40,228	$(93,337)	$43,534	$(55,705)
Accretion of environmental liabilities	2,577	2,642	7,795	7,975
Depreciation and amortization	69,060	70,049	205,189	205,480
Goodwill impairment charge	—	123,414	31,992	123,414
Other expense (income)	139	(613)	390	(4,136)
Interest expense, net	19,017	19,494	57,704	58,430
Provision for income taxes	34,586	31,708	60,402	55,684
Adjusted EBITDA	$165,607	$153,357	$407,006	$391,142

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2015 Financial Results

This press release includes a discussion of income from operations, net income and earnings per share amounts adjusted for the goodwill impairment charge identified in the reconciliations provided below.  The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance.  The following shows the difference between income (loss) from operations to adjusted income from operations, net income (loss) to adjusted net income and earnings (loss) per share to adjusted earnings per share for the three and nine months ended September 30, 2015 and 2014 (in thousands, except per share amounts):

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Adjusted income from operations

Income (loss) from operations	$93,970	$(42,748)	$162,030	$54,273
Goodwill impairment charge	—	123,414	31,992	123,414
Adjusted income from operations	$93,970	$80,666	$194,022	$177,687

Adjusted net income

Net income (loss)	$40,228	$(93,337)	$43,534	$(55,705)
Goodwill impairment charge, net of tax	—	120,750	31,992	120,750
Adjusted net income	$40,228	$27,413	$75,526	$65,045

Adjusted earnings per share

Earnings (loss) per share	$0.69	$(1.55)	$0.74	$(0.92)
Goodwill impairment charge, net of tax	—	2.00	0.54	1.99
Adjusted earnings per share	$0.69	$0.45	$1.28	$1.07

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2015 Financial Results

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows:

	For the Year Ending December 31, 2015
	Amount
	(In millions)
Projected GAAP net income	$48	to	$57
Adjustments:
Accretion of environmental liabilities	11	to	10
Depreciation and amortization	274	to	270
Goodwill impairment charge	32	to	32
Interest expense, net	76	to	76
Provision for income taxes	66	to	69
Projected Adjusted EBITDA	$507	to	$514

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com.  The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2015 Financial Results

customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, the Company’s planned carve-out and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

James M. Rutledge	Eric Kraus	Jim Buckley
Vice Chairman, President and CFO	EVP Corporate Communications	SVP Investor Relations
Clean Harbors, Inc.	& Public Affairs	Clean Harbors, Inc.
781.792.5100	Clean Harbors, Inc.	781.792.5100
InvestorRelations@cleanharbors.com	781.792.5100	Buckley.James@cleanharbors.com
	Kraus.Eric@cleanharbors.com

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2015 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts)

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Revenues	$893,366	$851,465	$2,562,093	$2,556,612
Cost of revenues (exclusive of items shown separately below)	634,646	598,407	1,833,841	1,831,076
Selling, general and administrative expenses	93,113	99,701	321,246	334,394
Accretion of environmental liabilities	2,577	2,642	7,795	7,975
Depreciation and amortization	69,060	70,049	205,189	205,480
Goodwill impairment charge	—	123,414	31,992	123,414
Income (loss) from operations	93,970	(42,748)	162,030	54,273
Other (expense) income	(139)	613	(390)	4,136
Interest expense, net	(19,017)	(19,494)	(57,704)	(58,430)
Income (loss) before provision for income taxes	74,814	(61,629)	103,936	(21)
Provision for income taxes	34,586	31,708	60,402	55,684
Net income (loss)	$40,228	$(93,337)	$43,534	$(55,705)
Earnings (loss) per share:
Basic	$0.69	$(1.55)	$0.74	$(0.92)
Diluted	$0.69	$(1.55)	$0.74	$(0.92)

Shares used to compute earnings (loss) per share — Basic	58,161	60,369	58,799	60,585
Shares used to compute earnings (loss) per share — Diluted	58,268	60,369	58,898	60,585

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2015 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2015	December 31, 2014
Current assets:
Cash and cash equivalents	$179,191	$246,879
Accounts receivable, net	600,283	557,131
Unbilled accounts receivable	41,562	40,775
Deferred costs	19,096	19,018
Inventories and supplies	150,255	168,663
Prepaid expenses and other current assets	44,880	57,435
Deferred tax assets	37,288	36,532
Total current assets	1,072,555	1,126,433
Property, plant and equipment, net	1,531,548	1,558,834
Other assets:
Deferred financing costs	15,121	17,580
Goodwill	447,918	452,669
Permits and other intangibles, net	518,995	530,080
Other	13,724	18,682
Total other assets	995,758	1,019,011
Total assets	$3,599,861	$3,704,278
Current liabilities:
Current portion of capital lease obligations	$11	$536
Accounts payable	295,476	267,329
Deferred revenue	62,837	62,966
Accrued expenses	244,790	219,549
Current portion of closure, post-closure and remedial liabilities	21,902	22,091
Total current liabilities	625,016	572,471
Other liabilities:
Closure and post-closure liabilities, less current portion	47,861	45,702
Remedial liabilities, less current portion	126,816	138,029
Long-term obligations	1,395,000	1,395,000
Deferred taxes, unrecognized tax benefits and other long-term liabilities	282,447	290,205
Total other liabilities	1,852,124	1,868,936
Total stockholders’ equity, net	1,122,721	1,262,871
Total liabilities and stockholders’ equity	$3,599,861	$3,704,278

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2015 Financial Results

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	September 30, 2015			September 30, 2014
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Revenue
Technical Services	$253,069	$35,325	$288,394	$272,478	$40,924	$313,402
Industrial and Field Services	307,226	(7,286)	299,940	163,582	(9,205)	154,377
Kleen Performance Products	100,827	(23,750)	77,077	140,345	(52,606)	87,739
SK Environmental Services	171,832	(5,945)	165,887	170,980	21,212	192,192
Lodging Services	13,507	773	14,280	36,582	723	37,305
Oil and Gas Field Services	46,788	1,194	47,982	67,370	639	68,009
Corporate Items	117	(311)	(194)	128	(1,687)	(1,559)
Total	$893,366	$—	$893,366	$851,465	$—	$851,465

	For the Nine Months Ended:
	September 30, 2015			September 30, 2014
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Revenue
Technical Services	$741,419	$110,923	$852,342	$766,057	$119,617	$885,674
Industrial and Field Services	807,423	(25,400)	782,023	510,696	(31,819)	478,877
Kleen Performance Products	296,738	(63,437)	233,301	413,282	(155,588)	257,694
SK Environmental Services	508,392	(26,326)	482,066	503,692	64,418	568,110
Lodging Services	68,782	2,026	70,808	136,148	2,043	138,191
Oil and Gas Field Services	138,992	4,729	143,721	226,319	4,337	230,656
Corporate Items	347	(2,515)	(2,168)	418	(3,008)	(2,590)
Total	$2,562,093	$—	$2,562,093	$2,556,612	$—	$2,556,612

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2015 Financial Results

Non-GAAP Segment Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement.  See “Non-GAAP Results” for a reconciliation of the Company’s total Adjusted EBITDA to GAAP net income.

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Adjusted EBITDA
Technical Services	$79,048	$86,928	$219,257	$233,402
Industrial and Field Services	62,460	20,303	145,850	67,391
Kleen Performance Products	12,123	21,473	23,471	49,252
SK Environmental Services	40,096	30,853	108,540	84,985
Lodging Services	1,827	15,972	12,589	49,196
Oil and Gas Field Services	1,579	9,545	800	27,688
Corporate Items	(31,526)	(31,717)	(103,501)	(120,772)
Total	$165,607	$153,357	$407,006	$391,142

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com